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                                                                 EXHIBIT 7(a)(2)





                      AMERACE CORPORATION AND SUBSIDIARIES



                       CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF SEPTEMBER 30, 1995 AND 1994
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                      AMERACE CORPORATION AND SUBSIDIARIES
                               SEPTEMBER 30, 1995
                                     INDEX



Financial Statements

Condensed Consolidated Balance Sheets                                                         3

Condensed Consolidated Statements of Income                                                   4

Condensed Consolidated Statements of Cash Flows                                               5

Notes to Condensed Consolidated Financial Statements                                          6



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

                      AMERACE CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN MILLIONS, EXCEPT SHARE AMOUNTS)


                                                                            SEPTEMBER 30,        DECEMBER 31,
                                                                                1995                 1994
                                                                            ------------         ------------
                                                                             (UNAUDITED)
                                    ASSETS

        Current assets:
            Cash and cash equivalents                                          $   1.5             $   3.2
            Accounts receivable, net                                               2.7                 0.5
            Inventories, net                                                      22.6                24.5
            Other current assets                                                   5.9                 5.2
                                                                               -------             -------
            Total current assets                                                  32.7                33.4

        Property, plant and equipment, net                                        49.9                48.7
        Goodwill                                                                 158.0               161.5
        Investment in affiliates                                                  18.0                15.7
        Advances to affiliate                                                     70.6                73.7
        Other assets                                                              10.4                10.6
                                                                               -------             -------
            Total assets                                                       $ 339.6             $ 343.6
                                                                               =======             =======


                     LIABILITIES AND STOCKHOLDER'S EQUITY
        Current liabilities:
            Current portion long-term debt                                     $   --              $   1.3
            Accounts payable                                                      13.6                14.5
            Accrued liabilities                                                    9.8                 7.7
                                                                               -------             -------
            Total current liabilities                                             23.4                23.5

        Long-term debt                                                             --                  1.2
        Accrued employee benefit obligations                                      27.3                28.3
        Other long-term liabilities                                               23.4                25.4
                                                                               -------             -------
            Total liabilities                                                     74.1                78.4
                                                                               -------             -------

        Mandatory Redeemable 12.5% Cumulative Exchangeable
            Preferred Stock; $.01 par value; 1,600,000 shares
            authorized; 981,119 and 894,602 shares issued and
            outstanding at September 30, 1995 and December 31, 1994               24.5                22.4

        Stockholder's equity:
            Common stock, par value $.01 per share, 1,600,000
                 shares authorized, 1,370,000 issued and outstanding               --                   --
            Paid-in capital                                                      281.4               281.4
            Retained deficit                                                     (43.4)              (40.5)
            Cumulative translation adjustments                                     3.7                 2.6
            Pension liability adjustment                                          (0.7)               (0.7)
                                                                               -------             -------
            Total stockholder's equity                                           241.0               242.8
                                                                               -------             -------
            Total liabilities and stockholder's equity                         $ 339.6             $ 343.6
                                                                               =======             =======




     The accompanying notes to condensed consolidated financial statements are an integral part of these statements.


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

                      AMERACE CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (IN MILLIONS)
                                  (UNAUDITED)



                                                                             NINE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                          ------------------------
                                                                            1995            1994
                                                                          --------         -------
     Net sales                                                             $ 166.5         $ 148.3
     Cost of sales                                                           122.3           109.4
                                                                          --------         -------
         Gross earnings                                                       44.2            38.9

     Selling and administrative expenses                                      22.1            19.8
     Other income                                                             (4.2)           (1.5)
     Goodwill amortization                                                     3.5             3.5
     Management fees to affiliate                                              4.8             9.4
                                                                          --------         -------
         Operating income                                                     18.0             7.7

     Net interest expense                                                     16.4            13.1
                                                                          --------         -------

     Income (loss) before income taxes                                         1.6            (5.4)
     Provision for income taxes                                                2.3             1.3
                                                                          --------         -------

     Loss before extraordinary item                                           (0.7)           (6.7)

     Extraordinary item:
         Net loss from early retirement of debt                                --             (4.2)
                                                                          --------         -------

     Net loss                                                                 (0.7)          (10.9)

     Mandatory Redeemable Preferred Stock dividend requirements                2.2             1.9
                                                                          --------         -------

     Net loss applicable to common stock                                  $   (2.9)        $ (12.8)
                                                                          ========         =======





     The accompanying notes to condensed consolidated financial statements are an integral part of these statements.


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

                      AMERACE CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)
                                  (UNAUDITED)


                                                                                   NINE MONTHS ENDED
                                                                                     SEPTEMBER 30,
                                                                                 --------------------
                                                                                   1995         1994
                                                                                 --------     -------
     CASH FLOWS FROM OPERATING ACTIVITIES:
       Loss before extraordinary item                                            $   (0.7)    $  (6.7)
       Adjustments to reconcile income (loss) from continuing operations to net cash flow from operating activities:
         Depreciation and amortization                                               10.0         9.7
         Undistributed earnings of joint ventures                                    (2.6)       (2.4)
         Proceeds from sale of accounts receivable                                    --         22.3
         Cash effects of changes in other working capital balances and
           other long-term liabilities                                               (1.8)        5.0
                                                                                 --------     -------

       Net cash from continuing operating activities                                  4.9        27.9
       Net cash from discontinued operations                                          --          0.9
                                                                                 --------     -------
       Net cash from operations                                                       4.9        28.8
                                                                                 --------     -------

     CASH FLOWS FROM INVESTING ACTIVITIES:
       Capital expenditures                                                          (7.0)       (4.6)
       Other                                                                          0.3         2.2
                                                                                 --------     -------
       Net cash used in investing activities                                         (6.7)       (2.4)
                                                                                 --------     -------

     CASH FLOWS FROM FINANCING ACTIVITIES:
       Repayments of long-term debt                                                  (2.5)        --
       Repayment of senior subordinated debt                                          --        (79.1)
       Repayment of senior credit facility                                            --        (38.0)
       Capital contribution from parent                                               --        122.4
       Net advances from (payments to) affiliate                                      2.6       (34.7)
                                                                                 --------     -------
       Net cash from (used in) financing activities                                   0.1       (29.4)
                                                                                 --------     -------

     CHANGE IN CASH AND CASH EQUIVALENTS                                             (1.7)       (3.0)
     CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                   3.2         5.8
                                                                                 --------     -------
     CASH AND CASH EQUIVALENTS, END OF PERIOD                                    $    1.5     $   2.8
                                                                                 ========     =======




     The accompanying notes to condensed consolidated financial statements are an integral part of these statements.


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




                      AMERACE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995
                                  (UNAUDITED)



(1)      BASIS OF PRESENTATION

         The accompanying unaudited Condensed Consolidated Financial
         Statements of Amerace Corporation (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for a complete set of financial statements. In the opinion of management, all adjustments considered necessary, consisting only of normal recurring adjustments are included for fair presentation. Operating results for the nine months ended September 30, 1995 are not necessarily indicative of results that may be expected for the full year. The unaudited Condensed Consolidated Financial Statements for the nine months ended September 30, 1995 and 1994 should be read in conjunction with the audited Consolidated Financial Statements of the Company for the year ended December 31, 1994.

(2)      INVENTORIES

         Inventory consists of the following (in millions):

                                                                        SEPTEMBER 30,        DECEMBER 31,
                                                                            1995                 1994
                                                                       --------------        ------------
                                                                        (UNAUDITED)
                        Raw materials and supplies                        $  8.8                $ 10.7
                        Work in process                                      5.8                   6.2
                        Finished goods                                       8.0                   7.6
                                                                          ------                ------
                                                                          $ 22.6                $ 24.5
                                                                          ======                ======

(3)      SUBSEQUENT EVENT

         In November 1995, Eagle Industries, Inc., the Company's parent, entered into an agreement for the sale of the Company. The sale was consummated in January 1996.


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